SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code    (805) 967-7611

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES

     Item 9. Regulation FD Disclosure.

     Institutional Shareholder Services (“ISS”) has requested that Deckers Outdoor Corporation (“Deckers”) provide ISS with additional details of the tax fees that Deckers paid to its independent accountants, KMPG LLP, during fiscal 2003, as reported by Deckers in its proxy statement for its 2004 Annual Meeting of Stockholders, under the caption “Audit Fees and All Other Fees.” ISS further requested that Deckers publish this information either in a Form 8-K filing or in a press release. The following information is furnished in response to the request of ISS for the publication of additional 2003 tax fee information:

Audit Fees	$170,000
Tax Fees — Preparation and Compliance	$148,000

Total Audit and Tax Preparation and Compliance Fees	$318,000

Other Non-Audit Fees:
Tax Fees-Other (1)	$123,000

Total Other Fees	$123,000

Total Fees	$441,000

(1)	Tax Fees- Other includes international tax consulting of $82,000 and international tax planning of $41,000.

The information in this Current Report on Form 8-K will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: May 19, 2004	/s/ M. Scott Ash
M. Scott Ash, Chief Financial Officer